Exhibit 99.1

Press Release	Source: Ultra Clean Holdings, Inc.

UCT Agrees to Acquire Quantum Global Technologies, LLC

•	Diversifies UCT’s customer base.

•	Creates a wafer starts-based recurring revenue stream.

•	Expands addressable market by over $1 billion.

•	Transaction valued at approximately $342 million, accretive to UCT in fourth quarter 2018.

HAYWARD, Calif., July 24, 2018 -- Ultra Clean Holdings, Inc. (Nasdaq: UCTT), a leading developer and supplier of critical subsystems for the semiconductor and display capital equipment industries, today announced that it has signed an agreement to acquire Quantum Global Technologies, LLC (“QGT”). QGT is a global leader in ultra-high purity, sub-10nm outsourced tool chamber parts cleaning and coating services, tool part life extension, microcontamination analytical services and other optimization solutions to OEM and IDM customers.

“Building on our position as a leading supplier to the semiconductor capital equipment market, today marks a meaningful step in the execution of our longer-term growth strategy to pursue sustained, profitable and diversified growth,” said Jim Scholhamer, CEO. “Upon completion, this acquisition will expand UCT into an adjacent market and increase the served addressable market in our core semiconductor business. It will also provide an excellent platform for growth and consolidation. With increased scale, we will extend our leadership position, deliver a suite of innovative and cost-effective solutions for our customers, and drive profitable growth."

QuantumClean® and ChemTrace® are divisions of QGT. QuantumClean engages directly with its semiconductor IDM, Foundry and OEM customers to achieve process improvements in next generation applications by providing ultra-high purity chamber parts, validated by ChemTrace, the industry leader in non-destructive part analytical verification. Partnering with QGT will enable customers to focus on core competencies while removing uncertainties from their process and reducing their total cost of ownership. QuantumClean and ChemTrace have established a global network of Advanced Technology Cleaning Centers® and microcontamination laboratories to bring their services to customers around the world.

“This transaction represents a terrific benefit for QGT customers, employees and stockholders,” said Scott Nicholas, President and CEO of QGT. “This is an exciting time in the semiconductor industry and, by leveraging our combined capabilities and service offerings, we will deliver a broader range of innovative solutions, further increasing the combined company’s strategic relevance to its customers. We look forward to working closely with UCT to ensure a smooth integration."

Under the terms of the agreement, the total transaction value is approximately $342 million and is structured as an all-cash transaction. The transaction will be subject to post-closing balance sheet adjustments. Additional cash consideration, capped at $15 million, will be paid subject to QGT exceeding certain revenue targets in 2019. UCT intends to fund the transaction and refinance its existing indebtedness with a combination of available cash on hand and approximately $400 million in committed debt financing. In 2017, QGT generated revenue of $217.9 million, net income of $22.0 million and Adjusted EBITDA (as defined below) of $50.5 million. The transaction is expected to be accretive to UCT’s net income on a non-GAAP basis beginning in the fourth quarter of fiscal 2018.

Closing is expected to be in the third calendar quarter of 2018, subject to customary conditions including the expiration or termination of the waiting period under the Hart Scott Rodino Act. The closing of the transaction is not conditioned on the receipt of financing by UCT. Barclays, in its role as lead bookrunner, has provided committed acquisition financing, subject to customary closing conditions precedent to funding. Needham & Company, LLC served as financial advisor to UCT and Davis Polk served as UCT’s legal advisor. Cowen served as financial advisor to QGT and Fox Rothschild LLP served as QGT’ legal advisor.

Conference Call and Webcast

UCT will host a conference call today, Tuesday, July 24, 2018 at 2:00 p.m. PT (5:00 pm ET). The call can be accessed by dialing 1-844-826-3034 (toll-free) or 1-412-317-5179 (international). No passcode is required. An audio replay of the conference call will be made available approximately two hours after the call and will remain available for 7 days. The call-in numbers for the replay are 1-877-344-7529 (toll-free) or 1-412-317-0088 (international) and entering the confirmation code 10122746. The webcast can be accessed on the IR page of the UCT website.

About Ultra Clean Holdings, Inc.

Ultra Clean Holdings, Inc. is a leading developer and supplier of critical subsystems for the semiconductor and display capital equipment industries. Ultra Clean offers its customers an integrated outsourced solution for major subassemblies, improved design-to-delivery cycle times, design for manufacturability, prototyping and component manufacturing. Ultra Clean is headquartered in Hayward, California. Additional information is available at www.uct.com.

About Quantum Global Technologies, LLC

QGT is a leading provider of ultra-high purity outsourced parts cleaning (OPC), process tool part recoating, surface treatment and analytical services to the semiconductor and related industries. With 1,800 employees in 19 Advanced Technology Cleaning Centers and 5 analytical testing laboratories located in 8 countries, QGT provides Process Improvement Through Consistently Cleaner Parts® that meet today's demanding sub-10nm requirements. QGT’s objective is to allow its customers to focus on their core, profit-making competencies while reducing costs and removing uncertainties from their processes. QGT is headquartered in Quakertown, Pennsylvania.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of Quantum’s Adjusted EBITDA, which is a non-GAAP financial measure that is provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Quantum defines “Adjusted EBITDA” as net income (loss) plus provision for (benefit from) taxes, interest expense, other expense (income), depreciation expense, amortization expense, stock-based compensation expense, and other infrequent or unusual items.

Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, the definition of Adjusted EBITDA used in this press release may not be comparable to the definitions as reported by other companies.

We believe Quantum’s Adjusted EBITDA is relevant and useful information because it provides UCT and investors with additional measurements to analyze Quantum’s past operating performance and enterprise value.

A reconciliation of Quantum’s Adjusted EBITDA to net income is provided in the accompanying table.

Forward-looking Language

This press release contains, or may be deemed to contain, "forward-looking statements" (as defined in the US Private Securities Litigation Reform Act of 1995) which reflect our current views with respect to future events and financial performance. We use words such as "anticipates,", "projection", "forecast", "believes," "plan," "expect," "future,"' "intends," "may," "will," "should," "estimates," "predicts," and similar expressions to identify these forward-looking statements. Forward looking statements included in this press release include, without limitation, statements regarding the proposed acquisition of Quantum by UCT, the expected timetable for completing the transaction, future financial and operating results of UCT and Quantum, and benefits of the transaction and future opportunities for the combined company. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (1) the ability to consummate the transaction and/or the financing for the transaction, (2) risks that the conditions to the closing of the transaction or the financing of the transaction are not satisfied, including the risk that required approvals for the transaction from governmental authorities are not obtained; (3) the ability of UCT to successfully integrate Quantum's operations and employees; (4) unexpected costs, charges or expenses resulting from the transaction; (5) UCT’s ability to successfully grow its or Quantum's business; (6) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (7) the retention of key employees, customers or suppliers; and (9) legislative, regulatory and economic developments, including changing business conditions in the semiconductor industry markets overall and the economy in general as well. These risks and other factors also include, among others, those identified in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations'' and elsewhere in UCT’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.

Contact:

Rhonda Bennetto

Investor Relations

(250) 370-9030

rbennetto@uct.com

Quantum Global Technologies, Inc. Unaudited Reconciliation of Adjusted EBITDA to Net Income
$ in millions
FY’17

Net Income	$22.0
Provision for Taxes	1.7
Interest Expense, Net	8.0
Other Expense (Income)	(1.4)
Depreciation	12.1
Amortization	2.4
Stock-Based Compensation	1.2
Other Infrequent or Unusual Items	4.6
Adjusted EBITDA	$50.5